EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Forbes Energy Services Ltd.
Alice, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 31, 2017, relating to the consolidated financial statements of Forbes Energy Services Ltd. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.
/s/ BDO USA, LLP
Houston, Texas
August 15, 2017